As Filed With the Securities and Exchange Commission on March 9, 2007
Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PRO-DEX, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-1261240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

151 E. Columbine Avenue, Santa Ana, California 92707
(Address of Principal Executive Offices)    (Zip Code)

FIRST AMENDED AND RESTATED
2004 STOCK OPTION PLAN
(Full title of the plan)

Mark Murphy
President and Chief Executive Officer
PRO-DEX, INC.
151 E. Columbine Avenue
Santa Ana, California 92707
(Name and address of agent for service)

(714) 241-4411
(Telephone number, including area code, of agent for service)

COPY TO:
Thomas J. Crane, Esq.
Rutan & Tucker, LLP
611 Anton Boulevard, Fourteenth Floor
Costa Mesa, California 92626
(714) 641-5100

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	500,000 Shares(3)	$1.33	$665,000	$20.42

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock of the Registrant which become issuable under the First Amended and Restated 2004 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low sales price of the Registrant's Common Stock on February 28, 2007 as reported on the Nasdaq Capital Market.

(3)

Additional shares that are available for grant under the 2004 Stock Option Plan, as amended and restated pursuant to the First Amended and Restated 2004 Stock Option Plan approved by the Registrant's shareholders at the Annual Meeting of Shareholders held on November 30, 2006.

            In accordance with Instruction E of Form S-8, the contents of the registration statement on Form S-8, File No. 333-112133, filed with the Securities and Exchange Commission on January 23, 2004, are hereby incorporated by reference.

ITEM 8.     Exhibits.

Exhibit Number	Description

4	First Amended and Restated 2004 Stock Option Plan

5	Opinion of Moye White LLP

23.1	Consent of Moss Adams, LLP, independent registered public accounting firm

23.2	Consent of Moye White LLP (contained in Exhibit 5)

24	Power of Attorney (contained on the signature page hereof)

ITEM 9.     Undertakings.

The Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

            (i)         to include any prospectus required by Section 10(a)(3) of the Securities Act,

            (ii)        to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii)       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement;

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on March 9, 2007.

PRO-DEX, INC., a Colorado corporation

By: /S/ MARK MURPHY
       Mark Murphy,
       President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Murphy his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, including a majority of the Board of Directors, in the capacities and on the date indicated.

Signature	Title	Date

/S/ MARK MURPHY Patrick Johnson	Director, President and Chief Executive Officer (Principal Executive Officer)	March 9, 2007

/S/ JEFFREY J. RITCHEY Jeffrey J. Ritchey	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Secretary	March 9, 2007

/S/ GEORGE J. ISAAC George J. Isaac	Director	March 9, 2007

/S/ MICHAEL A. MESENBRINK Michael A. Mesenbrink	Director	March 9, 2007

/S/ VALERIO GIANNINI Valerio Giannini	Director	March 9, 2007

          INDEX TO EXHIBITS ATTACHED TO THIS REGISTRATION STATEMENT

Exhibit No.	Description

4	First Amended and Restated 2004 Stock Option Plan

5	Opinion of Moye White LLP

23.1	Consent of Moss Adams, LLP, independent registered public accounting firm

23.2	Consent of Moye White LLP (contained in Exhibit 5)

24	Power of Attorney (contained on the signature page hereof)